Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2021 RESULTS

Hauppauge, NY – December 16, 2021 – Forward Industries, Inc. (NASDAQ:FORD), a single source solution provider for the full spectrum of hardware and software product design and engineering services as well as a designer and distributer of carry and protective solutions, today announced financial results for the year ended September 30, 2021.

Full Fiscal Year 2021 Financial Highlights

•	Revenues were $39.0 million, an increase of 13.0% from $34.5 million from 2020.

•	Gross margin improved to 20.8% compared to 19.3% in 2020.

•	Loss from operations was $0.8 million compared to $2.0 million in 2020.

•	Net income was $0.5 million (which included a $1.4 million gain as a result of the forgiveness of a PPP loan) compared to a net loss of $1.8 million in 2020.

•	Basic and diluted earnings/(loss) per share was $0.05 compared to $(0.19) in 2020.

•	Cash totaled $1.4 million at September 30, 2021.

Terry Wise, Chief Executive Officer of Forward Industries, stated “I am pleased to end the fiscal year profitably in terms of net income despite ongoing challenging market conditions. Following the successful integration of Kablooe, our design division continued to demonstrate solid financial performance, with a strong pipeline of projects. In line with our strategy, we invested in our retail division which continues to grow substantially. Finally, within the OEM distribution division, we continued to focus on diversifying our products away from the declining diabetic sector.

Building upon this progress, I look to the forthcoming fiscal year with an extremely encouraging outlook and remain cautiously optimistic.”

The tables below are derived from the Company’s consolidated financial statements included in its Form 10-K filed on December 16, 2021 with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2021 and 2020. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

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Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding our pipeline of work and projects, and substantial growth in our retail business. Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, pricing pressures, lack of success of our sales people, failure to develop products at a profit, failure to commercialize products that we develop, continued supply chain issues, inability of our design division’s customers to pay for our services, unanticipated issues with our affiliated sourcing agent, issues at Chinese factories that we source our products as a result of the pandemic or otherwise, and failure to obtain acceptance of our products by big box retail stores. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2021 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Forward is a fully integrated design, development and manufacturing solution provider to top tier medical and technology customers worldwide. Through its acquisition of Intelligent Product Solutions, Inc. and Kablooe Design, Inc., the Company has expanded its ability to design and develop solutions for its existing multinational client base and expand beyond the diabetic product line into a variety of industries with a full spectrum of hardware and software product design and engineering services. In addition to our existing design and distribution of carry and protective solutions, primarily for handheld electronic devices, we are now a one-stop shop for design development and manufacturing solutions serving a wide range of clients in the industrial, commercial, medical and consumer industries.

For more information, contact:

Anthony Camarda, CFO, Forward Industries, Inc.

(631) 547-3041, acamarda@forwardindustries.com

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30
	2021	2020
Assets

Current assets:
Cash	$1,410,365	$2,924,627
Accounts receivable, net	8,760,715	7,602,316
Inventories, net	2,062,557	1,275,694
Prepaid expenses and other current assets	561,072	419,472

Total current assets	12,794,709	12,222,109

Property and equipment, net	167,997	215,323
Intangible assets, net	1,318,658	1,531,415
Goodwill	1,758,682	1,758,682
Operating lease right of use assets, net	3,743,242	3,512,042
Other assets	72,251	116,697

Total assets	$19,855,539	$19,356,268

Liabilities and shareholders' equity

Current liabilities:
Line of credit	$–	$1,000,000
Note payable to Forward China	–	1,600,000
Accounts payable	391,992	197,022
Due to Forward China	5,733,708	3,622,401
Deferred income	187,695	485,078
Current portion of notes payable	–	983,395
Current portion of finance lease liability	1,523	18,411
Current portion of earnout consideration	25,000	45,000
Current portion of operating lease liability	340,151	259,658
Accrued expenses and other current liabilities	527,974	615,401
Total current liabilities	7,208,043	8,826,366

Other liabilities:
Note payable to Forward China	1,600,000	–
Notes payable, less current portion	–	529,973
Operating lease liability, less current portion	3,559,053	3,359,088
Finance lease liability, less current portion	–	12,769
Earnout consideration, less current portion	45,000	45,000
Total other liabilities	5,204,053	3,946,830

Total liabilities	12,412,096	12,773,196

Commitments and contingencies

Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized; 10,061,185 and 9,883,851 shares issued and outstanding at September 30, 2021 and 2020, respectively	100,612	98,838
Additional paid-in capital	19,914,476	19,579,684
Accumulated deficit	(12,571,645)	(13,095,450)

Total shareholders' equity	7,443,443	6,583,072

Total liabilities and shareholders' equity	$19,855,539	$19,356,268

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2021	2020

Revenues, net	$39,021,996	$34,478,358
Cost of sales	30,887,577	27,839,851
Gross profit	8,134,419	6,638,507

Sales and marketing expenses	2,503,518	1,950,704
General and administrative expenses	6,395,900	5,655,186
Goodwill impairment	–	1,015,000

Loss from operations	(764,999)	(1,982,383)

Gain on forgiveness of note payable	(1,356,570)	–
Fair value adjustment of earnout consideration	(20,000)	(350,000)
Fair value adjustment of deferred cash consideration	–	16,000
Interest income	(88,760)	(60,932)
Interest expense	171,957	174,962
Other expense, net	4,569	3,701
Income/(loss) before income taxes	523,805	(1,766,114)

Provision for income taxes	–	9,167

Net income/(loss)	$523,805	$(1,775,281)

Earnings/(loss) per share:
Basic	$0.05	$(0.19)
Diluted	$0.05	$(0.19)

Weighted average common shares outstanding:
Basic	9,950,094	9,583,441
Diluted	10,443,018	9,583,441

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